Exhibit 23.2

Chang G. Park, CPA, Ph. D.

2667 CAMINO DEL RIO SOUTH PLAZA B  SAN DIEGO  CALIFORNIA 92108

 TELEPHONE (858)722-5953  FAX (858) 761-0341  FAX (858) 764-5480

 E-MAIL changgpark@gmail.com

April 6, 2010

To Whom It May Concern:

We hereby consent to the use in this Registration Statement on Form S-1 Amendment No. 1 of our report dated January 9, 2010 relating to the financial statements of Selga, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.

Very truly yours,

/s/ Chang G. Park

____________________________

Chang G. Park, CPA